Exhibit 23.1


                      CONSENT OF PRICEWATERHOUSECOOPERS LLC

                  We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 of Firstar Corporation (the
"Registration   Statement"),   which  amends  the  registration  statement  (No.
333-81193)  on Form  S-4 of  Firstar  Corporation  (the  "Original  Registration
Statement"), of our report dated June 21, 1999 relating to the consolidated financial statements of Firstar Corporation and subsidiaries, which appears as
Exhibit 99.9 to the Original Registration Statement. We also consent to the reference to us under the caption "Interests of Named Experts and Counsel" in this Registration Statement.


                                             /s/ PRICEWATERHOUSECOOPERS LLC

Milwaukee, Wisconsin
October 7, 1999